                                 Exhibit 10(r)
                                 -------------

           Contract of Employment dated February 28, 1986, between Rhodic (assumed by Scotts France SAS) and Christian Ringuet

COMPANY: RHODIC
--------




                              MR. CHRISTIAN RINGUET

                             CONTRACT OF EMPLOYMENT




                                                                   FEBRUARY 1986

                                                                         RHODIC,
                                                     42, chemin du Moulin-Carron
                                                                    69130 ECULLY

                                                              28th February 1986

Mr. Christian RINGUET,
"Le Verger",
TILCHATEL,
21110 IS S/ TILLE.

Dear Sir,

We would like to confirm your employment with RHODIC, 42, chemin du Moulin-Carron, 69130

ECULLY

o    with effect from: the 10th of March 1986

o    subject to the conventional three month trial period

o    in the position of: Marketing Director in the KB JARDIN Department

This contract is subject to the general terms of the "Engineers & Executives" Codicil of the Convention Collective Nationale des Industries Chimiques ((National Collective Labor Agreement for Chemical Industries), and to the specific terms hereinafter:

1. This contract of employment is concluded for an indefinite period of time. However, should you still be in our employment when you reach the normal retirement age applied in our company at that time, your career shall then come to an end.

2. Your position in our company is subject to the terms hereinafter. These terms shall continue to apply whatever changes may subsequently occur concerning your departmental assignment:

     a. You are sworn to professional secrecy not only during the continuance of your employment with our Company but also, should the case arise, following termination thereof, whatever the reason for termination may be.

          You also undertake not to work, even temporarily or in an advisory capacity, for any company in competition with our Company throughout the duration of your duties.

     b. The department to which you are assigned may subsequently be altered, should the interests of the Group so require.

          o    You shall be attached to Group V, ENGINEERS & EXECUTIVES.
          o    Your coefficient is 550.
          o    Your professional branch is the Commercial Personnel branch.

3. Your monthly salary is set at of FRF 27,693 (twenty seven thousand six hundred and ninety-three French Francs), whatever the number of hours worked.

     Moreover, you shall receive an annual bonus corresponding to one month's salary (the "thirteenth month") , half of which shall be paid in June and the other half in December.

4. In addition, you shall enjoy the fringe benefits which are customary in our Company.

5. You shall be automatically affiliated to our insurance schemes: "Death - Disability" and "Retirement".

     You undertake to accept the deduction of the corresponding contributions from your salary each month.

     You are entitled, if you so wish, to join the RHONE-POULENC AGROCHIMIE mutual insurance company as well as the CAISSE CHIRURGICALE MUTUALISTE DE L'ISERE (CCMI). Contributions to the RP AGROCHIMIE mutual insurance company shall be automatically deducted, however, should you not wish to join this scheme, such contributions shall be reimbursed at your request.

     For our records, please return the enclosed copy of this contract bearing:

          o    the hand-written note "Read and Approved", and
          o    the date and your signature.


Yours faithfully,

G. IVOL                                        F. LORAS
Human Resources Director                       Managing director RHODIC

/s/ G. Ivol                                    /s/ F. Loras
---------------------------                    ---------------------------